Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DZS Inc.
Plano, Texas

We hereby consent to the incorporation by reference of our audit report dated August 28, 2024, relating to the consolidated financial statements of NetComm Wireless Pty Ltd for the years ended December 31, 2023 and 2022, which appears in the Form 8-K of DZS Inc. to be filed with the Securities and Exchange Commission.

/s/ BDO Audit Pty Ltd

Sydney, Australia
September 5, 2024